Exhibit 99.1

OTC Market Lists Securities of ProBility Media Corp. As Exempt From Penny Stock Designation

COCONUT CREEK, Fla., Aug. 16, 2021 /PRNewswire/ - ProBility Media Corp (OTCPK: PBYA), an education company building the first online and hands on combined full-service training and career advancement brand for the skilled trades, announces that its status has changed to penny stock exempt as per OTC Markets.

To qualify for “Penny Stock Exempt” on OTC Markets, an issuer must satisfy one of the following requirements: (i) the issuer’s securities have a minimum price greater than $5 per share; (ii) the issuer has average revenues of at least $6 million for the last (3) years; or (iii) the issuer has net tangible assets exceeding $2 million, if the issuer has been in continuous operations for at lease (3) years or $5 million if less than three (3) years.

Through a series of unfortunate events in 2018, ProBility’s balance sheet became inflated with debt and its stock price depressed significantly through 2019. Following the Company’s changes from 2019 through 2021 including, reduction and settlement of convertible and straight debt, elimination of non performing business units, replacement of certain members of management, growth of its remaining divisions by digital marketing and transitioning much of its programs online allowed the company to achieve operational profits starting in Fiscal year end 2020.

“We are excited to see another positive result in Probility’s ascension to a legitimate security and Company in the eyes of regulators.” stated Noah Davis, President of ProBility. “Over the past several months, we have achieved many successful wins for the company including the continued clean-up of our balance sheet, new customer contracts, becoming current with our filing obligations pursuant to SEC Rule 15c-211 and OTC Markets and acquisition of Upstryve. We remain committed to continuing our goal of becoming a Company capable of being eligible for higher exchanges and recognition among investors as legitimate contenders in the online education and tutoring industry with a unique focus on vocational education.”

ProBility recently announced the acquisition of Upstryve Inc, the leader in online tutoring for the vocational industry, and intention to rename itself to Upstryve. The Company also announced its intention not to affect a reverse split in connection with the acquisition.

About Upstryve Inc

Upstryve is the only tutoring platform dedicated to providing aspiring professionals an affordable all-encompassing learning experience. Upstryve provides 1 on 1 contractor license exam preparation for professionals to confidently pass their state or national exams and obtain their contractor license. It’s platform links aspiring trade professionals with expert trade tutors and instructors who have years of experience in the field. Students work with tutors who guide them through typical struggles and help them gain the confidence they need before exam day. It’s instructors specialize in exam preparation for all construction and trades, National Trade Association Exams, Contractors, Electricians, Plumbing, HVAC, Engineering, Healthcare, Utilities and more. Upstryve offers existing industry experts to earn from three sources, hourly tutoring at their desired hourly rate, affiliated sales of study materials and the ability to publish study materials, test questions and specialized courses through its publishing platform. For more information, visit www.upstryve.com.

About ProBility Media Corp.

ProBility Media Corp. is an industrial education and training technology company headquartered in Coconut Creek, Florida, offering education online and in person programs including training in a variety of vocational industries. ProBility is executing a disruptive strategy of defragmenting the education and training marketplace by offering high quality training courses and materials to prepare the workforce for excellence. ProBility services customers from the individual to the small business to the enterprise level corporation. For more information, visit www.ProBilityMedia.com.

Forward-Looking Statements

This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information included in this Press Release including such forward-looking statements, except as required by federal securities laws.

SOURCE Probility Media Corp.